UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2011

___________________________

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2850 Red Hill Avenue, Suite 100
Santa Ana, California 92705
(Address of Principal Executive Offices)

(949) 829-4000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

EXPLANATORY NOTE

Aurasound, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) to the Company’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2011 (the “Original Filing”), in response to comments received by the Company from the SEC with respect to the Original Filing.  The item of the Original Filing which is amended and restated by this Form 8-K/A as a result of the foregoing is Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On February 18, 2011, the executive management team of Aurasound, Inc. (the “Company”) determined, on their authority, that the Company’s unaudited consolidated balance sheet, statement of operations and statement of cash flows as of and for the fiscal quarter ended September 30, 2010, as previously filed with its Quarterly Report on Form 10-Q for such fiscal quarter (the “Form 10-Q”), can no longer be relied upon due to a determination that the Company’s methods of recording certain accounts payable and booking certain invoices was incorrect.

The Company’s executive management team discovered the foregoing errors during its routine internal controls review process and the Company’s preparation of its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.  The table below shows the net changes between the financial statements as previously reported in the Form 10-Q and as restated and describes the reasons for such changes.

Current Assets	September 30, 2010 As Originally Filed	September 30, 2010 As Restated	Net Change	Purchase Accounting (ASI)		Aug & Sept ASI	Aug & Sept Aura
Cash and cash equivalents	$ 3,206,218	$ 3,245,967	$ 39,749			$ 39,7491
Trade accounts receivable, net	$ 10,473,580	$ 9,804,096	$ (669,484)	$ (943,186)	2	$ 273,7023
Inventory, net	$ 10,877,596	$ 10,987,514	$ 109,918	$ 33,891	4	$ -	$ 76,027	5
Other assets	$ 69,029	$ 27,325	$ (41,704)	$ (37,000)	6	$ -	$ (4,704)	7
Total Current Assets	$ 24,626,423	$ 24,064,902	$ (561,521)
Property and Equipment, net	$ 188,836	$ 138,311	$ (50,525)				$ (50,525)	8
Intangible Assets, net	$ 4,170,000	$ 4,363,666	$ 193,666	$ 200,000	9	$ -	$ (6,334)	10
Goodwill	$ 3,931,205	$ 5,972,039	$ 2,040,834	$ 2,040,834	11
Total Assets	$ 32,916,464	$ 34,538,917	$ 1,622,453

Footnote:
1	Increase in cash due to not accounting for ASI bank accounts acquired in the acquisition.
2	Accounts receivable was overstated due to poor bookkeeping & consolidation.
3	Revenue that was not booked in proper period.
4	Incomplete supporting documents.
5	Inventory reserves decreased by about $50,000 and additional inventory of $26,000 were recorded.
6	Asset write off from initial schedule.
7	Prepaid assets from 7/1/10 to 9/30/10 were not decreased for each month.
8	Expenses below capitalization threshold for Aurasound was recorded as fixed asset but should have been expensed. Also depreciation schedule was updated.
9	Revised purchase accounting valuation.
10	Additional amortization expense related to change in purchase accounting.
11	Revised purchase accounting valuation.

Current Liabilities	September 30, 2010 As Originally Filed	September 30, 2010 As Restated	Net Change	Purchase Accounting (ASI)		Aug & Sept ASI	Aug & Sept Aura
Accounts payable	$ 25,918,354	$ 29,202,521	$ 3,284,167	$ 754,884	1	$ -	$ 2,529,283	2
Accrued expenses	$ 1,014,368	$ 236,622	$ (777,746)	$ (36,320)	3	$ -	$ (741,426)	4
Warrantee liability	$ 385,444	$ -	$ (385,444)			$ (385,444) 5
Other liabilities	$ 383,540	$ -	$ (383,540)			$ -	$ (383,540)	6
Total Current Liabilities	$ 35,590,170	$ 34,327,607	$ (1,262,563)
Additional paid in capital	$ 37,636,800	$ 37,899,600	$ 262,800	$ 262,800	7
Accumulated Deficit	$ (37,425,555)	$ (37,803,339)	$ (377,784)
Total Stockholder’s Equity (Deficit)	$ 326,294	$ 211,310	$ (114,984)

Footnote:
1	Accounts payable not recorded in a timely manner.
2	Vendor and fright expenses that occurred during the period of Aug. 1 to Sept. 30 were originally booked in Oct.
3	Accrued expenses were incorrectly booked, reclassed to Accounts payables.
4	Accrued expenses were incorrectly booked, reclassed to Accounts payables.
5	Aura management team revised the warranty liability and instead set up provisions for inventory, sales returns and rework expenses to properly reflect the business.
6	Items classified as other liabilities were actually accounts payables transactions.
7	Increase in PIC is due to debt conversation.

Net Income	September 30, 2010 As Originally Filed	September 30, 2010 As Restated	Net Change	Purchase Acct (ASI)	Aug & Sept ASI
Revenue	$ 10,720,594	$ 10,971,201	$ 250,607		$ 250,607	1
Cost of sales	$ 9,034,728	$ 9,771,021	$ 736,293		$ 736,293	2
Gross profit	$ 1,685,866	$ 1,200,180	$ (485,686)
Research and development expense	$ 87,468	$ 128,449	$ 40,981		$ 40,981	3
Selling, general & administrative expenses	$ 1,185,148	$ 899,945	$ (285,203)		$ (285,203)	4
Amortization of intangibles	$ -	$ 136,334	$ 136,334		$ 136,334	5
Total operating expenses	$ 1,272,616	$ 1,164,728	$ (107,888)
Income from Operations	$ 413,250	$ 35,452	$ (377,798)
Net income	$ 413,234	$ 35,452	$ (377,782)

Footnote:
1	$250,607 in sales for Aurasound were recorded in October but belonged to August and September.
2	Increase in COGS is due to $400,000 increase in freight bills booked for August and September, $107,000 of expenses were reclassed from SGA, and $230,000 were inventory cost.
3	$40,981 of expenses were initially classed in SGA.
4	$40,981 of expenses was reclassed to R&D, 136,334 was reclassed to Amortization expense, and about $107,000 were expenses related to cost of sale.
5	Amortization was originally classified in SGA.

The Company will amend its previously filed Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 to reflect the restatements included in the Form 10-Q and thus the financial statements contained in such report can no longer be relied upon.

The Company’s principle executive officer and principle financial officer and other authorized members of the Company’s executive management team have discussed the matters disclosed in this Item 4.02 with Kabani & Company, Inc., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2011

AuraSound, Inc.

By:	/s/ HaraldWeisshaupt
HaraldWeisshaupt
Its:	Chief Executive Officer